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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events

Alexandria Real Estate Equities, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”) included a detailed discussion of the Company’s risk factors under Part I, “Item 1A — Risk Factors.” Set out below are additional risk factors that should be read in conjunction with the risk factors and information described in the 2009 Form 10-K and the Company’s filings with the Securities and Exchange Commission since the date of the 2009 Form 10-K:

Changes in laws, regulations, and financial accounting standards may adversely affect our reported results of operations.

As a response in large part to perceived abuses and deficiencies in current regulation believed to have caused or exacerbated the recent global financial crisis, legislative, regulatory, and accounting standard-setting bodies around the world are engaged in an intensive, wide-ranging examination and re-writing of the laws, regulations, and accounting standards that have constituted the basic playing field of global and domestic business for several decades.  In many jurisdictions, including the United States, the legislative and regulatory response has included the extensive reorganization of existing regulatory and rulemaking agencies and organizations, and the establishment of new agencies with broad, interest powers.  This reorganization has disturbed long-standing regulatory and industry relationships and established procedures.

The rulemaking and administrative efforts have focused principally on the areas perceived as contributing to the financial crisis, including banking, investment banking, securities regulation, and real estate finance with spillover impacts into many other areas.  These initiatives have created a degree of uncertainty regarding the basic rules governing the real estate industry and many other businesses that is unprecedented in the United States at least since the wave of lawmaking, regulatory reform, and governmental reorganization that followed in the wake of the Great Depression.

The global financial crisis and the aggressive governmental and accounting profession reaction thereto occurs against a backdrop of increasing globalization and internationalization of financial and securities regulation that began prior to the financial crisis.  As a result of this ongoing trend, financial and investment activities previously regulated almost exclusively at a local or national level are increasingly regulated, or at least coordinated, on an international basis, with national rulemaking and standard setting groups relinquishing varying degrees of local and national control to achieve more uniform regulation and reduce the ability of market participants to engage in regulatory arbitrage between jurisdictions.  This globalization and internationalization trend has continued, arguably with an increased sense of urgency and importance, during the financial crisis.

This high degree of regulatory uncertainty, coupled with considerable additional uncertainty regarding the underlying condition and prospects of global, domestic, and local economies, has created a business environment characterized by an unusually pronounced lack of “visibility” that makes business planning and projections even more uncertain than is ordinarily the case for businesses in the financial and real estate sectors.

In the commercial real estate sector in which we operate, the uncertainties posed by various initiatives of accounting standard-setting authorities to rewrite in fundamental respects major bodies of accounting literature constitute a significant source of uncertainty as to the basic rules of business engagement.  Changes in accounting standards and requirements, including the potential requirement that United States public companies prepare financial statements in accordance with international standards, and the adoption of accounting standards likely to require the increased use of “fair value” measures, may have a significant effect on our financial results and on the results of our tenants, which would have a secondary impact upon us.  New accounting pronouncements and interpretations of existing pronouncements are likely to continue to occur at an accelerated pace as a result of recent Congressional and regulatory actions and continuing efforts by the accounting profession itself to reform and modernize its principles and procedures.

Although we have not been as directly affected by the wave of new legislation and regulation as banks and investment banks, we may also be adversely affected by new or amended laws or regulations, changes in federal, state or foreign tax laws and regulations, and by changes in the interpretation or enforcement of existing laws and regulations.  In the United States, the financial crisis and continuing economic slowdown has already prompted a list of legislative, regulatory, and accounting profession responses, including the adoption in 2009 by the Financial Accounting Standards Board (“FASB”), of accounting literature which changed in fundamental respects the accounting rules governing sales of financial assets and consolidation of certain entities that have severely curtailed the ability of entities to recognize gain on the sale or securitization of financial assets.

The federal legislative response has culminated most recently in the enactment on July 21, 2010 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).  The Dodd-Frank Act contains far-reaching provisions that substantially revise, or provide for the revision of, long-standing, fundamental rules governing the banking and investment banking industries, and provide for the broad restructuring of the regulatory authorities in these areas.  The Dodd-Frank Act is expected to result in profound changes in the ground rules for financial business activities in the U.S.

To a large degree, the impacts of the legislative, regulatory, and accounting reforms to date are still not clear.  Many of the provisions of the Dodd-Frank Act have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities.  While we do not currently expect the Dodd-Frank Act to have a significant direct effect on us, the Dodd-Frank Act’s impact on us may not be known for an extended period of time.  The Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial or real estate industries or affecting taxation that are proposed or pending in the United States Congress, may limit our revenues, impose fees or taxes on us, and/or intensify the regulatory framework in which we operate in ways that are not currently identifiable.  The Dodd-Frank Act is also expected to result in substantial changes and dislocations in the banking industry and the financial services sector in ways, for example, that could have significant consequences on the availability and pricing of unsecured credit, commercial mortgage credit, and derivatives, such as interest rate swaps, that are important aspects of our business.  Accordingly, new laws, regulations, and accounting standards, as well as changes to, or new interpretations of, currently accepted accounting practices in the real estate industry, may adversely affect our financial results.

Changes in the system for establishing United States accounting standards may result in adverse fluctuations in our asset and liability values and earnings, and materially and adversely affect our reported results of operations.

Accounting for public companies in the United States has historically been conducted in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”).  GAAP is established by the FASB, an independent body whose standards are recognized by the Securities and Exchange Commission (“SEC”) as authoritative for publicly held companies.  The International Accounting Standards Board (“IASB”) is a London-based independent board established in 2001 and charged with the development of International Financial Reporting Standards (“IFRS”).  IFRS generally reflects accounting practices that prevail in Europe and in developed nations around the world.

IFRS differs in material respects from GAAP.  Among other things, IFRS has historically relied more on “fair value” models of accounting for assets and liabilities than GAAP.  “Fair value” models are based on periodic revaluation of assets and liabilities, often resulting in fluctuations in such values as compared to GAAP, which relies more frequently on historical cost as the basis for asset and liability valuation.

The SEC has proposed the mandatory adoption of IFRS by United States public companies starting in 2015, with early adoption permitted before that date.  It is unclear at this time how the SEC will propose that GAAP and IFRS be harmonized if the proposed change is adopted.  In addition, switching to a new method of accounting and adopting IFRS will be a complex undertaking.  We may need to develop new systems and controls based on the principles of IFRS.  Since these are new endeavors, and the precise requirements of the pronouncements ultimately adopted are not now known, the magnitude of costs associated with this conversion are uncertain.

We are currently evaluating the impact of the adoption of IFRS on our financial position and results of operations.  Such evaluation cannot be completed, however, without more clarity regarding the specific IFRS standards that will be adopted.  Until there is more certainty with respect to the IFRS standards to be adopted, prospective investors should consider that our conversion to IFRS could have a material adverse impact on our reported results of operations.

Changes in financial accounting standards governing leases and investment properties may cause adverse unexpected fluctuations in our income and asset valuations, which could impact our compliance with debt covenants and adversely affect our reported results of operations.

In August 2010, a joint committee of the FASB and the IASB issued an exposure draft on a new standard for lease accounting by both lessors and lessees.  With respect to accounting by lessors, the exposure draft reflects the FASB’s and the IASB’s tentative conclusion to adopt one of two accounting models with respect to operating leases, which comprise substantially our entire lease portfolio.  A lessor that retains exposure to significant risks or benefits associated with the underlying asset would apply a “performance obligation” approach; otherwise, the lessor would apply the “derecognition” approach.  For substantially our entire lease portfolio, we anticipate applying the “performance obligation” approach.

Under this approach, the underlying leased real estate asset remains on the balance sheet of the lessor and a separate liability for the performance obligation of the lessor—that is, the obligation to make the property available to the lessee and related obligations—would be recorded.  In addition, the lessor would recognize an additional asset representing its right to receive rental payments, which would be subsequently measured at amortized cost using the effective interest method which would replace the current straight-line recognition of lease revenue.  If the guidance is issued in its current form, we would expect our assets and liabilities to increase substantially relative to the current presentation.  Additionally, income on leases previously accounted for as operating leases would be front-end loaded as compared to the existing accounting requirements. Accordingly, the new guidance, if adopted as proposed, may impact key financial metrics, including those which serve or may serve as covenants for our unsecured line of credit and unsecured term loan or any replacement facility.

The FASB, under a separate but related project, is considering requiring investment properties to be reported at fair value at the end of each quarterly reporting period. Under this proposed guidance, lessors with investment properties would not be subject to the proposed FASB/IASB lease accounting guidance described above with respect to their investment properties.  If we are required to fair value our investment properties quarterly, we may experience significant fluctuations in our results of operations from one reporting period to the next.

The new lease and investment property guidance is expected to be finalized in the second quarter of 2011, with an effective date no earlier than 2013. We are currently evaluating the impact of the adoption of the proposed lease accounting standard and the anticipated investment property standard on our financial position and results of operations.  Such evaluation cannot be completed, however, without more clarity regarding the specific standard that will be adopted.  Until there is more certainty with respect to the standards to be adopted, prospective investors should consider that the proposed and anticipated standard could have a material adverse impact on our reported results of operation.

Changes in laws, regulations, and financial accounting standards applicable to our tenants may materially affect the terms of our leases and demand for our properties, and thereby cause adverse unexpected fluctuations in income and adversely affect our reported results of operations.

The lease accounting exposure draft issued by the FASB and the IASB would generally require our tenants to establish an asset on their balance sheet representing the right to occupy and use the leased property and an offsetting liability representing the tenant’s lease payment obligation. For many life science companies whose intellectual property and other assets do not carry high balance sheet values, the cost of the tenant’s premises constitutes one of the tenant’s most significant financial attributes, and the new requirement to record an asset and a liability reflecting the right to use and the payment obligation with respect to a leased property as balance sheet entries could have a significant impact on the structuring of new and renewal leases in the future.

For example, all other things being equal, lessees may negotiate for shorter-term leases or other features that would result in relatively lower recognition of balance sheet asset and liability related to leases.  Moreover, some lessees who decided to lease rather than purchase their premises to avoid recording the value of the property as an asset and the amount of an associated mortgage as a liability may in the future purchase rather than lease their premises if the standard is adopted as proposed.

Non-accounting legal developments affecting a significant portion of our tenant base could also have unforeseen, and potentially materially adverse, impacts on our business and results of operations.  For example, changes in tax rules regarding the treatment of research and development costs, and governmental incentives to life science companies to locate in particular geographic markets in the United States or in foreign jurisdictions, could systematically impact our tenants’ siting decisions in favor of markets in the United States or in foreign jurisdictions in which we do not have a significant presence.

We are currently evaluating the impact of the adoption of the proposed lease accounting standard on our tenants’ financial position and results of operations, as well as the likely impact of the standard on the lease preferences of our tenants.  Such evaluation cannot be completed, however, without more clarity regarding the specific standard that will be adopted.  Until there is more certainty with respect to the standard to be adopted and the impact thereof on our tenants, prospective investors should consider that the imposition of the lease accounting standard on our tenants could ultimately have a material adverse impact on our reported results of operations.

This item contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, the possible impact of certain accounting guidance.  The Company’s actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, the Company’s failure to obtain additional capital (debt, construction financing and or equity) or refinance debt maturities, future repurchases of debt, increased interest rates and operating costs, adverse economic or real estate developments in the Company’s markets, the Company’s failure to successfully complete and lease the Company’s existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, the Company’s failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 21, 2010	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer